Exhibit 10.1

AMENDMENT TO STANDBY

EQUITY PURCHASE AGREEMENT

THIS AMENDMENT (the “Amendment”), dated as of June 13, 2025, to the Standby Equity Purchase Agreement (the “SEPA”), dated as of December 13, 2024, by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”) and INMED PHARMACEUTICALS INC., a company organized under the laws of the Province of British Columbia, Canada (the “Company”, and together with the Investor, the “Parties”), is being executed at the direction of the Parties.

WHEREAS, Section 12.02 of the SEPA permits the Parties to amend the SEPA through an instrument in writing signed by the Parties.

NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the Parties agree as follows:

1. Section 6.02 of the SEPA is hereby deleted in its entirety and replaced with the following:

(a)	Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may, in its sole discretion, suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in good faith that such suspension is necessary (A) to delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interest of the Company or (B) to amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares of the Company pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.

(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

2. This Amendment supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein. Except as specifically set forth in this Amendment, no other provision of SEPA shall be deemed amended or modified and the SEPA shall otherwise remain in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The Parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

COMPANY:
INMED PHARMACEUTICALS INC.

By:	/s/ Eric A. Adams
Name:	Eric A. Adams
Title:	President and CEO

INVESTOR:
YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Matt Beckman
	Name:	Matt Beckman
	Title:	Member